Exhibit 99.3

ROBBINS UMEDA LLP

BRIAN J. ROBBINS (190264)

KEVIN A. SEELY(199982)

ASHLEY R. PALMER (246602)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

Lead Counsel for Plaintiffs

[Additional Counsel Appear on Signature Page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

IN RE ARENA PHARMACEUTICALS, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS	) ) ) ) ) ) ) ) ) ) ) ) ) )	Lead Case No. 37-2010-00101051-CU-BT- CTL (Consolidated with Case No. 37-2010-00101052-CU-BC-CTL) STIPULATION OF SETTLEMENT Judge: Ronald L. Styn Dept: C-62 Date Action Filed: September 24, 2010

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (the “Stipulation”), dated as of September 9, 2011, is made and entered into by and among: (i) State Derivative Plaintiffs1 in the State Derivative Action filed on behalf of Arena Pharmaceuticals, Inc., (“Arena” or the “Company”) entitled In re Arena Pharmaceuticals, Inc. Shareholder Derivative Litigation, Lead Case No. 37-2010-00101051-CU-BT-CTL, pending in the Superior Court of the State of California, County of San Diego; (ii) Federal Derivative Plaintiffs in the Federal Derivative Action filed on behalf of Arena, entitled In re Arena Pharmaceuticals, Inc. Shareholder Litigation, Lead Case No. 10-CV-02079-BTM-BLM, pending in the United States District Court, Southern District of California; (iii) Individual Defendants; and (iv) nominal defendant Arena. The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve the Actions upon and subject to the terms and conditions herein.

I.	THE DERIVATIVE ACTIONS

A.	State Derivative Action

On September 24, 2010, plaintiffs Farshid Yassian (“Yassian”) and Jerry Querubin (“Querubin”) filed two separate shareholder derivative complaints in the State Court. On September 30, 2010, plaintiff Jake Vale (“Vale”) filed a third shareholder derivative action in the State Court. On October 19, 2010, the State Court entered an Order consolidating the Yassian and Querubin actions and appointing Robbins Umeda LLP as Lead Counsel. On December 2, 2010, the State Court entered an order consolidating the Vale action with the pending consolidated derivative action.2

On November 22, 2010, State Derivative Plaintiffs filed their consolidated complaint. Defendants filed a demurrer to the consolidated complaint on February 15, 2011. State Derivative Plaintiffs opposed Defendants’ demurrer on March 18, 2011, and Defendants filed their reply in support of their demurrer on March 24, 2011.

[1]	All defined terms shall have the same meaning as set forth in Section III.1, unless otherwise noted.
[2]	On January 13, 2011, plaintiff Querubin was voluntarily dismissed from the State Action, but plaintiffs Yassian and Vale's status as plaintiffs remain unaltered by the dismissal.

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On March 29, 2011, the State Derivative Action was stayed pending the Parties’ settlement negotiations and mediation, scheduled before the Honorable Layn R. Phillips (Ret.) (the “Mediator”) on July 22, 2011.

B.	Federal Derivative Action

On October 6, 2010, the first of three related shareholder derivative actions was filed in the United States District Court, Southern District of California (“Federal Court”) on behalf of Arena. On March 3, 2011, the Federal Court entered an order consolidating the three related derivative actions and appointing Robbins Umeda LLP as Lead Counsel. On May 2, 2011, the Federal Court entered an order staying the Federal Derivative Action in favor of the State Derivative Action and the pending mediation. The related Federal Derivative Action was mediated together with the State Derivative Action on July 22, 2011, before the Mediator.3

C.	Summary of Plaintiffs’ Allegations

Plaintiffs allege claims against the Individual Defendants for breaching their fiduciary duties, wasting corporate assets, and being unjustly enriched as a result of their wrongdoing. Specifically, Plaintiffs allege, among other things, that the Individual Defendants made and approved false and misleading statements to the public that failed to disclose the Company’s experimental weight-loss drug, lorcaserin, had caused cancer in lab rats, and instead disclosed lorcaserin was safe, effective, and likely to gain approval from the U.S. Food and Drug Administration (“FDA”). The FDA ultimately did not approve the Company’s NDA for lorcaserin and instead requested additional information about the drug, due, in part to the FDA’s concerns about the drug’s link to cancer in lab rats, causing Arena to lose hundreds of millions of dollars in market capitalization.

[3]

In addition, on September 20, 2010, the first of seven related Federal Class Actions was filed in the Federal Court. On August 8, 2011, the Federal Court consolidated the Federal Class Actions and appointed a lead plaintiff and lead counsel. A related individual action asserting direct state law claims, not derivative claims (the “Sharp Action”), is also pending in Federal Court and has been coordinated with the Federal Class Actions for all purposes. This Settlement and Stipulation does not involve the pending Federal Class Actions or the Sharp Action.

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D.	Settlement Negotiations

On February 4, 2011, Plaintiffs sent Defendants a settlement demand outlining a proposed framework upon which to settle the Actions. On July 22, 2011, the Settling Parties participated in an all-day, in person, mediation session before the Mediator. After extensive negotiations, the Settling Parties, with the assistance and involvement of the Mediator, were able to reach agreement on a settlement to resolve the Actions on the terms and conditions set forth herein. The Settling Parties agree that the Settlement confers substantial benefits upon, and is in the best interests of, Arena and its shareholders.

II.	PROPRIETY OF SETTLEMENT IN BEST INTERESTS OF ARENA

A.	Plaintiffs’ Claims and Benefits of Settlement

Plaintiffs, through Lead Counsel, conducted an extensive factual and legal investigation into the claims asserted in the Actions, as well as the defenses and controlling legal principles surrounding those claims. Among other things, Plaintiffs, through their Lead Counsel, reviewed Arena’s press releases, public statements, filings with the U.S. Securities and Exchange Commission (“SEC”), regulatory filings and reports, and securities analysts’ reports and other advisories about the Company.

Plaintiffs believe that the claims asserted in the Actions have merit. However, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and/or any appeals. Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. In addition, Plaintiffs are mindful of the inherent problems of proof and possible defenses that Defendants may assert with respect to the Actions.

In light of the foregoing, Plaintiffs and their Lead Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon Arena. Thus, Plaintiffs and their Lead Counsel have determined that the Settlement is in the best interests of Arena and its shareholders.

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B.	Defendants’ Denials of Wrongdoing and Liability

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions.

Nonetheless, Defendants have concluded that further litigation of the Actions would be protracted and expensive, and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Defendants have, therefore, determined that it is desirable and beneficial to them and to Arena that the Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation.

III.	TERMS OF STIPULATION OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (derivatively on behalf of Arena) and the Defendants that, subject to the approval of the State Court, in exchange for the corporate governance measures to be adopted by the Company as a result of the filing and prosecution of the Actions, as set forth in Exhibit A, the Actions and Plaintiffs’ Released Claims and Defendants’ Released Claims shall be fully, finally, and forever compromised, settled, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows:

1.	Definitions

As used in the Stipulation, the following terms have the meanings specified below:

1.1 “Actions” means, collectively, the State Derivative Action and the Federal Derivative Action.

1.2 “Arena” or the “Company” means Arena Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware.

1.3 “Defendants” means nominal defendant Arena and the Individual Defendants.

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1.4 “Defendants’ Related Persons” means each of a Defendant’s respective past or present officers, directors, employees, attorneys, accountants, auditors, banks or investment bankers, advisors, insurers, co-insurers, reinsurers, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors, assigns, parent entities, subsidiaries, affiliates, spouses, associates, any members of his or her immediate family, or any trust of which that person is a settler or which is for the benefit of that person and/or member(s) of that person’s family or any affiliate of any such person.

1.5 “Defendants’ Released Claims” means any and all actions, suits, claims, debts, rights, liabilities and causes of action, including both known and Unknown Claims, that could be asserted in any forum by Defendants’ Released Persons against Plaintiffs’ Released Persons, Plaintiffs’ Counsel, or Defendants’ Released Persons, that arise out of or relate in any way to the institution, prosecution, or settlement of the Actions (except for any claims to enforce the Settlement); provided, however, that the Individual Defendants, by virtue of this Stipulation, have not released, relinquished, or discharged Arena’s insurers, co-insurers, and re-insurers from, and Defendants’ Released Claims do not include, any claims, rights, or causes of action for indemnification or for advancement of attorneys’ fees and expenses (or other defense costs) by the Individual Defendants against Arena, for any matter whatsoever required or permitted to the fullest extent under Arena’s Certificate of Incorporation or Bylaws, California or Delaware law, or any indemnification or similar agreement between Arena and any Individual Defendant, or any insurance policy.

1.6 “Defendants’ Released Persons” means each and all of the Defendants and Defendants’ Related Persons.

1.7 “Effective Date” means the first business day after the State Court’s order approving the Stipulation (the “Order”) becomes a Final Judgment (as defined below) as a matter of law and is no longer subject to appellate review, either by the expiration of the time to appeal therefrom without any appeal having been taken pursuant to California Rule of Court 8.822, or, if an appeal is taken, by the final determination of the appeal by the highest court to which such an appeal may be taken.

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1.8 “Federal Court” means the United States District Court, Southern District of California.

1.9 “Federal Class Actions” means the actions entitled Schueneman v. Arena Pharmaceuticals, Inc., et al., S.D. Cal. Case No. 3:10-cv-01959, Sutliff, et al. v. Arena Pharmaceuticals, Inc., et al., S.D. Cal. Case No. 3:10-cv-01961, Pratt v. Arena Pharmaceuticals, Inc., et al., S.D. Cal. Case No. 3:10-cv-01977, Rubenstein v. Arena Pharmaceuticals, Inc., et al., S.D. Cal. Case No. 3:10-cv01984, Velasquez v. Arena Pharmaceuticals, Inc. et al., Case No. 3:10-cv-02026, Vu v. Arena Pharmaceuticals, Inc., et al., Case No. 3:10-cv-02086, and Jacobson v. Arena Pharmaceuticals, Inc., et al.

1.10 “Federal Derivative Action” means the consolidated shareholder derivative actions filed on behalf of Arena, entitled In re Arena Pharmaceuticals, Inc. Shareholder Litigation, Lead Case No. 10-CV-62079-BTM-BLM, pending in the Federal Court.

1.11 “Federal Derivative Plaintiffs” means collectively, Sher Sparano, Vytas Siliunas, and Martin Gore.

1.12 “Final” means the later of: (i) the date of final affirmance on an appeal of the Judgment; (ii) the date of final dismissal of any appeal from the Judgment; or (iii) if no appeal is filed, the expiration date of the time for filing or noticing any appeal from the Judgment.

1.13 “Individual Defendants” means, collectively, Jack Lief, Dominic P. Behan, Robert E. Hoffman, William R. Shanahan, Jr., Christen Anderson, Donald D. Belcher, Scott H. Bice, Harry F. Hixson, Jr., Tina S. Nova, Christine A. White, Phillip M. Schneider, Randall E. Woods, and J. Clayburn La Force, Jr.

1.14 “Judgment” means the Proposed Final Order of Dismissal with Prejudice and Judgment to be issued by the State Court, substantially in the form of Exhibit E attached hereto.

1.15 “Lead Counsel” means Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, CA 92101, Telephone: (619) 525-3990.

1.16 “Mediator” means the Honorable Layn R. Phillips (Ret.).

1.17 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock

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company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.18 “Plaintiffs” means, collectively, State Derivative Plaintiffs and Federal Derivative Plaintiffs.

1.19 “Plaintiffs’ Counsel” means all counsel who have appeared for the State Derivative Plaintiffs and Federal Derivative Plaintiffs.

1.20 “Plaintiffs’ Related Persons” means each and all of Plaintiffs’ immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

1.21 “Plaintiffs’ Released Claims” means any and all actions, suits, claims, debts, demands, rights, liabilities, and causes of action, including both known and Unknown Claims, existing derivatively on behalf of Arena, by Plaintiffs’ Released Persons against any of Defendants’ Released Persons which arise out of or relate to: (i) the allegations asserted or which could have been asserted in the Actions; or (ii) the Settlement, except for any claims to enforce the terms of the Settlement; provided, however, that Plaintiffs’ Released Claims shall not include the claims asserted in the Federal Class Actions or the Sharp Action.

1.22 “Plaintiffs’ Released Persons” means each and all of the Plaintiffs and Plaintiffs’ Related Persons.

1.23 “Released Claims” means Defendants’ Released Claims and Plaintiffs’ Released Claims.

1.24 “Released Persons” means Defendants’ Released Persons and Plaintiffs’ Released Persons.

1.25 “Sharp Action” means an individual action entitled Sharp v. Arena Pharmaceuticals, Inc., et al., Case No. 3:10-cv-02111, pending in the Federal Court and asserting direct state law claims.

1.26 “Settlement” means the settlement contemplated by this Stipulation.

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1.27 “Settlement Hearing” means the hearing set by the State Court to consider final approval of the Settlement.

1.28 “Settling Parties” means, collectively, Defendants and Plaintiffs.

1.29 “State Court” means the Superior Court of the State of California, County of San Diego.

1.30 “State Derivative Action” means the consolidated shareholder derivative actions filed on behalf of Arena, entitled In re Arena Pharmaceuticals, Inc. Shareholder Derivative Litigation, Lead Case No. 37-2010-00101051-CU-BT-CTL, pending in the State Court.

1.31 “State Derivative Plaintiffs” means Farshid Yassian and Jake Vale.

1.32 “Unknown Claims” means any of the Plaintiffs’ Released Claims and any of the Defendants’ Released Claims that any Settling Party does not know or suspect exists in his, her, or its favor at the time of the Settlement including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement. The Settling Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 (“§1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exists in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Settling Parties may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Plaintiffs’ Released Claims and Defendants’ Released Claims, but the Settling Parties shall be deemed to have, and by operation of the Stipulation shall have, fully, finally, and forever settled and released any and all Plaintiffs’ Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or fixed, whether or not concealed or hidden, that now exist or heretofore have existed upon any theory or law or equity now existing or coming into existence in the future, including, without limitation, conduct that is negligent, intentional, with or without malice, or a breach of any

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duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts.

2.	Settlement Consideration

2.1 The Settling Parties have conducted arm’s-length negotiations over an extended period of time and have reached an agreement in good-faith to settle the Actions. In sum, after numerous good-faith discussions with regard to the possible settlement of the Actions, including multiple teleconferences and an all-day mediation session before the Mediator, counsel for the Settling Parties reached an agreement in principle for the proposed Settlement of the Actions on the terms and conditions set forth in this Stipulation.

2.2 In connection with the Settlement, Arena has agreed to adopt the corporate governance measures set forth in Exhibit A within thirty days from the State Court entering the Judgment and the Federal Court’s issuance of an order dismissing the Federal Derivative Action with prejudice (“Corporate Governance Reforms”). Arena has further agreed to maintain such reforms for a period of not less than five years from the date the respective reforms are adopted. Arena and the Individual Defendants acknowledge and agree that, but for Plaintiffs and Lead Counsel’s filing and prosecution of the Actions, the Company would not have agreed to adopt, implement, and maintain the Corporate Governance Reforms. Arena also acknowledges and agrees that the Corporate Governance Reforms are significant and extensive and confer substantial benefits upon Arena and its shareholders by, among other things, strengthening Arena’s internal controls and addressing the alleged issues in the Actions. See Exhibit A.

2.3 In addition, the Settling Parties agree that the Settlement shall be conditioned on Lead Counsel conducting such reasonable discovery of Arena as is appropriate and necessary to confirm the fairness and reasonableness of the terms of the Settlement. The parties have agreed that the scope of confirmatory discovery shall at least include: (i) Arena’s new drug application to the FDA; (ii) correspondence between Arena and the FDA regarding pre-clinical studies discussing cancer in lab rats; (iii) scientific presentations to the Board updating them on pre-clinical studies concerning cancer in lab rats; (iv) presentations to the Board regarding communications with the FDA concerning pre-clinical studies and cancer in lab rats; (v) Board minutes discussing pre-

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clinical studies and FDA communications; and (vi) an interview of a Board member with knowledge of the relevant issues in the Actions.

3.	Preliminary Approval and Notice

3.1 Promptly after execution of the Stipulation, the Settling Parties shall submit the Stipulation together with its exhibits to the State Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and content of the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (“Summary Notice”) and the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (“Notice”); and (iii) a date for the Settlement Hearing.

3.2 Plaintiffs will move the State Court to approve the form and content of the Notice to be provided to Arena’s shareholders. Specifically, Plaintiffs will seek approval of the Summary Notice, substantially in the form attached hereto as Exhibit C, and the Notice, substantially in the form attached hereto as Exhibit D. The Summary Notice shall be published once in Investor’s Business Daily and shall refer shareholders to the websites of Arena and Lead Counsel to view the detailed Notice and Stipulation. Arena shall be responsible for all costs associated with publishing the Summary Notice. If additional notice is required by the State Court, the cost and administration of such additional notice will be borne by Arena. In addition, Arena shall file a Form 8-K with the SEC that includes the Summary Notice. The Settling Parties believe the content and manner of the notices constitute adequate and reasonable notice to Arena shareholders pursuant to applicable law.

3.3 Lead Counsel shall request that the State Court hold the Settlement Hearing after notice as described above is given to Arena shareholders. At the Settlement Hearing, Lead Counsel also will request that the State Court approve the Fee and Expense Amount to Plaintiffs’ Counsel, as further discussed in 4.1 – 4.4 below.

3.4 Within five calendar (5) days of the execution of the Stipulation, the parties to the Federal Derivative Action shall jointly: (i) notify the Federal Court of the Stipulation and the Settlement; and (ii) request that the Federal Court continue the stay of all proceedings in the Federal Derivative Action pending the entry of Judgment by the State Court.

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3.5 Within five calendar (5) days after entry by the State Court of the Judgment approving the Settlement, the parties to the Federal Derivative Action shall jointly apply to the Federal Court for a dismissal with prejudice of the Federal Derivative Action, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper, or advisable under applicable laws, regulations and agreements, to secure such dismissal with prejudice.

4.	Attorneys’ Fees and Reimbursement of Expenses

4.1 After negotiating the substantive terms of the Settlement, and in recognition of the substantial benefit conferred on Arena through the Settlement and with the substantial assistance and involvement of the Mediator, the Settling Parties reached an agreement as to a fair and reasonable amount of attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. In recognition of the benefits conferred on Arena as a direct and substantial result of the Actions, Arena’s Board of Directors shall cause Arena’s and the Individual Defendants’ insurers to pay Plaintiffs’ Counsel attorneys’ fees and expenses of $1.1 million, subject to approval of the State Court (the “Fee and Expense Amount”). The Fee and Expense Amount shall be paid to Lead Counsel as custodian for all Plaintiffs’ Counsel within ten (10) business days after the State Court enters the Judgment granting final approval of this Stipulation and dismissal of the State Action with prejudice.

4.2 In the event that the Effective Date does not occur, or the Judgment is reversed or modified, including by way of an appellate court having jurisdiction over either of the Actions, or the Stipulation is cancelled or terminated for any other reason, then any fees or expenses paid on behalf of Arena to Plaintiffs’ Counsel shall be returned to the insurers, with interest accrued to date, within ten (10) business days from receiving notice of such cancellation or termination from Defendants’ counsel or from the State Court. Plaintiffs’ Counsel, as a condition of receiving any part of the Fee and Expense Amount, on behalf of themselves and each partner and/or shareholder of them, agrees that Plaintiffs’ Counsel and their partners and/or shareholders are subject to the jurisdiction of the State Court for the purpose of enforcing the provisions of this paragraph.

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4.3 Defendants have no responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiffs’ Counsel and/or to any other person who may assert some claim thereto, of the fees and expenses paid on behalf of Arena to Plaintiffs’ Counsel. Such funds shall be allocated by Lead Counsel, who shall allocate and disburse the Fee and Expense Amount among Plaintiffs’ Counsel in a manner that they believe reflects the contribution of such counsel to the prosecution and resolution of the Actions.

4.4 Except as expressly provided herein, Plaintiffs and Plaintiffs’ Counsel shall bear their own fees, costs, and expenses, and no Defendant shall assert any claim for expenses, costs, and fees against any Plaintiff.

5.	Mutual Releases

5.1 Upon the Effective Date, Plaintiffs’ Released Persons, and each past or present shareholder of Arena shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged all Plaintiffs’ Released Claims, including both known and Unknown Claims, against Defendants’ Released Persons.

5.2 Upon the Effective Date, each of the Defendants’ Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished and discharged Defendants’ Released Claims against Plaintiffs’ Released Persons, Plaintiffs’ Counsel, and Defendants’ Released Persons.

5.3 Arena and its Board of Directors warrant that they are satisfied that the foregoing constitutes reasonably equivalent value for the release of the Plaintiffs’ Released Claims and is a fair, reasonable, and adequate resolution of the Plaintiffs’ Released Claims on Arena’s behalf and is in the best interests of Arena and its Shareholders.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Settlement shall be conditioned on the occurrence of all of the following events:

(a) State Court entry of the Preliminary Approval Order;

(b) State Court approval of the method or providing notice of pendency and proposed Settlement to current Arena shareholders

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(c) State Court approval of the Summary Notice and Notice, attached hereto as Exhibits C and D, respectively;

(d) final approval of the Settlement by the State Court following notice to Arena Shareholders and the Settlement Hearing as contemplated by the Stipulation;

(e) State Court entry of the Judgment;

(f) State Court approval of the Fee and Expense Amount;

(g) Federal Court issuance of an order dismissing the Federal Derivative Action with prejudice; and

(h) the Judgment has become Final.

6.2 If any of the conditions listed in 6.1 are not met, the Stipulation and any settlement documentation shall be null and void and of no force and effect, except for this paragraph, unless Lead Counsel and Defendants’ counsel mutually agree in writing to proceed with the Stipulation. In the event that any of the conditions listed in 6.1 are not met, the Settling Parties shall be restored to their positions on the date immediately prior to the execution date of the Stipulation, and the Stipulation shall not be deemed to constitute an admission of fact by any Settling Party, and neither the existence of the Stipulation nor its contents shall be admissible in evidence or be referred to for any purposes in the Actions or in any litigation or judicial proceeding.

6.3 Upon entry of the Preliminary Approval Order, all proceedings and further activity between the Settling Parties in the State Derivative Action, except for those relating to the Settlement, shall be stayed pending the State Court’s approval of the Settlement and entry of the Judgment.

7.	Bankruptcy

7.1 In the event any proceedings by or on behalf of Arena, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and State Court approval of the Settlement in a timely and expeditious manner. By way of example only, the

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Settling Parties agree to cooperate in making applications and motions to the bankruptcy court for relief from any stay, approval of the settlement, authority to release funds, authority for the Individual Defendants’ insurer to disburse insurance proceeds consistent with the Stipulation, authority to release claims and indemnify officers and directors, and authority for the State and Federal Courts to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.

7.2 If any Bankruptcy Proceedings by or on behalf of Arena are initiated prior to the payment of the Fee and Expense Amount, the Settling Parties shall agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for limited purposes of authorizing such payment, or finding that the payment of the Fee and Expense Amount by the Individual Defendants’ insurer under their respective policies or related compromise of coverage does not violate the automatic stay; and (ii) finding that the payment of the Fee and Expense Amount by the Individual Defendants’ insurer under their respective policies or related compromise of coverage does not constitute a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Arena, the Settling Parties agree that all dates and deadlines in the Actions, if any, or any dates and deadlines associated with the appeal of the Actions, if any, will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.

8.	Miscellaneous Provisions

8.1 The Settling Parties: (i) acknowledge that it is their intent to consummate the Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, any Settling Party shall have the option to withdraw from the Settlement.

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8.3 The Settling Parties agree that terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a Settlement that was reached voluntarily after consultation with competent legal counsel. In addition, the Settling Parties agree that during the course of the Actions the Settling Parties and their respective counsel at all times acted professionally and in compliance with Sections 128.5 and 128.7 of the California Code of Civil Procedure, Rule 11 of the Federal Rules of Civil Procedure, and any other court rule or statute with respect to any claims or defenses in the Actions. Accordingly, the Judgment in the Actions will contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Sections 128.5 and 128.7 of the California Code of Civil Procedure, Rule 11 of the Federal Rules of Civil Procedure, and any other court rule or statute with respect to any claims or defenses in the Actions. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Actions were brought or defended in bad faith or without a reasonable basis.

8.4 Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Actions. The existence of or the provisions contained in the Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Actions or with respect to any of the claims settled in the Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

8.5 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. The Stipulation and the exhibits attached hereto represent the

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complete and final resolution of all disputes between the Settling Parties with respect to the Actions, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.6 The Stipulation may be modified or amended only by a writing signed by the signatories hereto.

8.7 The Stipulation shall be deemed drafted equally by all Settling Parties hereto.

8.8 The Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the State’s conflict of law rules.

8.9 No representations, warranties, or inducements have been made to any of the Settling Parties concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.10 Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own fees and costs.

8.11 Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

8.12 The Stipulation shall be binding upon and inure to the benefit of the Settling Parties and their respective agents, executors, heirs, successors, and assigns.

8.13 The Stipulation may be executed in counterparts by the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.

8.14 The State Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of the State Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

8.15 Any captions, headings, sub-headings, or titles used in this Stipulation are for the purpose of reference only, and shall not be construed as terms of this Stipulation or to have any other legal force, meaning, or effect.

STIPULATION OF SETTLEMENT

8.16 Nothing in this Stipulation or the negotiations or proceedings related hereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, attorney-client privilege, mediation privilege, or work-product immunity.

8.17 Any notice required to be given to any of the Settling Parties shall be delivered to the Settling Parties through their counsel at the addresses listed on the signature pages herein, or as may be designated by any Settling Party by write notice to the other Settling Parties.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of September 9, 2011.

Dated: September 9, 2011	ROBBINS UMEDA LLP BRIAN J. ROBBINS (190264) KEVIN A. SEELY(199982) ASHLEY R. PALMER (246602)

/s/ Kevin A. Seely
KEVIN A. SEELY

600 B Street, Suite 1900 San Diego, CA 92101 Telephone: (619) 525-3990 Facsimile: (619) 525-3991

Lead Counsel for State Derivative Plaintiffs and Federal Derivative Plaintiffs

Dated: September 9, 2011	COOLEY LLP KOJI F. FUKUMURA WILLIAM E. GRAUER MARY KATHRYN KELLEY RYAN BLAIR

/s/ Koji F. Fukumura
KOJI F. FUKUMURA

4401 Eastgate Mall San Diego, CA 92121 Telephone: (858) 550-6000 Facsimile: (858) 550-6420

STIPULATION OF SETTLEMENT

Counsel for defendants Jack Lief, Dominic P. Behan, Robert E. Hoffman, William R. Shanahan, Jr., Christen Anderson, Donald D. Belcher, Scott H. Bice, Harry F. Hixson, Jr., Tina S. Nova, Christine A. White, Phillip M. Schneider, Randall E. Woods, J. Clayburn La Force, Jr., and nominal defendant Arena Pharmaceuticals, Inc.

STIPULATION OF SETTLEMENT